Q4 2024 RESULTS

Nasdaq Global Market: CCLD, CCLDP, CCLDO

March 13, 2025

A leading provider of technology-enabled services and solutions that redefine the healthcare revenue cycle



Safe Harbor Statements

This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "shall," "should," "could," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "seeks," "estimates," "forecasts," "predicts," "possible," "potential," "target," "approximately," or "continue" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this presentation include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to substantial known and unknown risks, uncertainties, and other factors that may cause our (or our industry's) actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include our ability to:

- Manage our growth, including acquiring, partnering with, and effectively integrating acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with acquired companies and assets;
- Retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;
- Maintain operations in Pakistan, Azad Jammu and Kashmir, and Sri Lanka (together, the "Offshore Offices") in a manner that continues to enable us to offer competitively priced products and services;
- Keep pace with a rapidly changing healthcare industry;
- Consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;
- Maintain and protect the privacy of confidential and protected Company, client and patient information;
- Develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;
- Attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman and A. Hadi Chaudhry as Chief Executive Officer, all of which are critical to our ongoing operations and growing our business;
- Realize the expected cost savings and benefits from our restructuring activities and structural cost reductions;
- Comply with covenants contained in our credit agreement with our senior secured lender, Silicon Valley Bank, a division of First Citizens Bank, and other future debt facilities;
- Resume and then continue to pay our monthly dividends to the holders of our Series A and Series B preferred stock;
- Incorporate AI into our products faster and more successfully than our competitors, protecting the privacy of medical records and cybersecurity threats;
- Compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
- Effectively integrate, manage and keep our information systems secure and operational in the event of a cyber-attack;
- Respond to the uncertainty resulting from pandemics, epidemics or other public health emergencies and the impact they may have on our operations, the demand for our services, our projected results of operations, financial performance or other financial metrics or any of the foregoing risks and economic activity in general;
- Keep and increase market acceptance of our products and services;
- Adapt to changes in domestic and foreign business, market, financial, political and legal conditions

Although we believe that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

In this presentation, we disclose certain non-GAAP historical and projected financial measures, including adjusted EBITDA. We believe that these non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

The statements in this presentation are made as of the date of this presentation, and the Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CareCloud

Hosts for Third Quarter 2025 Earnings Call



Mahmud Haq
Founder & Executive Chairman



Stephen Snyder
Co-Chief Executive Officer



A. Hadi Chaudhry
Co-Chief Executive Officer



Norman Roth
Interim CFO and Corporate Controller

CareCloud



Stephen Snyder

Co-Chief Executive Officer

2024 All Time Highs

Record
Free Cash Flow

2024: $13.2 mm
YoY increase of 244%

Record
Adj. EBITDA

2024: $24.1 mm
YoY increase of 56%

Record
Net Income

2024: $7.9 mm
Highest Ever

CareCloud

**See reconciliations of non-GAAP results in the Appendix*

Key Milestones: 2024 through Present

Annual Dividend Obligation

Before: **>$15.5 mm**

Now: **$5.5 mm**

>$10 mm/yr Reduction.

~~$10 mm Loan Balance~~

Fully Paid Off.

Operating Expenses

>$25 mm Expense Reduction.*

CareCloud

* Expense reduction began in Q4 2023. Annualized impact of expenses measured as of the time that the expense was eliminated

2025 Targets and Objectives

- ☐ Revenue: $111 to $114 mm
- ☐ Adj. EBITDA: $26 to $28 mm
- ☐ Earnings per share: $0.10 to $0.13
- ☐ Launch Innovative, Integrated AI Solutions
- ☐ Resume Accretive Acquisition Strategy

CareCloud



A. Hadi Chaudhry

Co-Chief Executive Officer

CareCloud CirrusAI

CirrusAI Notes

- AI-powered documentation tool that transcribes, structures, and integrates patient-provider conversations directly into the EHR.
- Reduces manual charting and enhances documentation accuracy.
- Fully embedded within the CareCloud EHR—no need for third-party tools or manual data entry.
- Seamless integration into provider workflows for **maximum efficiency**.
- Expanded support for multiple specialties, including Primary Care Physicians, **Emergency Medicine, Service Providers, and Pain Management.**
- Strengthened **sales and marketing efforts**, with initial adoption demonstrating **comme rcial viability**.

CareCloud

AI-Powered Call Center Auditing & Monitoring

Function

- Processes call recordings and generates automated scorecards to evaluate performance.

Tracks key metrics such as greetings, identity validation, subject matter knowledge, sentiment analysis, and professionalism.

Importance

- 100% call auditing—compared to traditional manual sampling.
- Improves compliance, efficiency, and cost savings for healthcare organizations.

Features intuitive dashboards to track performance, identify weak areas, and highlight top and bottom performers.

Market Readiness

- Internally deployed to 80+ agents.
- On track for market launch next quarter.

CareCloud

Specialty-Based EHR Solutions – Expanding Market Reach

Why

- Generic EHRs don't meet the unique needs of different specialties.

Tailored workflows, compliance tracking, and automation enhance efficiency and patient care.

Key Specialties Supported

- Dermatology, Gastroenterology, Podiatry, Cardiology, Orthopedics (with more in development).

Many specialty EHRs set to launch between now and end of Q2.

Market Opportunity

- The specialty EHR market represents a multi-billion-dollar opportunity.

AI-driven automation is optimizing documentation, workflows, and provider decision-making.

Looking Ahead

Strategic Goals

- Expand CirrusAI Notes adoption and specialty support.
- Launch AI-powered Call Center Monitoring to market.
- Bring specialty-based EHR solutions to market.
- Continue AI-driven automation in revenue cycle management.

Competitive Advantage

- Over two decades of expertise in clinical and financial data integration.
- Strong innovation pipeline and scalable AI-driven technology.
- Positioned for sustainable growth in 2025 and beyond.

CareCloud



Norman Roth

CFO and Corporate Controller

Q4 2024 Highlights



Revenue
$28.4
$28.2
Q4 2023
Q4 2024
Net (loss) income
$3.3
($43.7)
Q4 2023
Q4 2024
Adjusted EBITDA
$7.1
$4.1
Q4 2023
Q4 2024
Free Cash Flow
$3.0
$1.4
Q4 2023
Q4 2024

$ in millions. See reconciliations of non-GAAP results in the Appendix

FY 2024 Highlights


Revenue
$117.1
$110.8
2023
2024
Net (loss) income
$7.9
($48.7)
2023
2024
Adjusted EBITDA
$24.1
$15.4
2023
2024
Free Cash Flow
$13.2
$3.8
2023
2024

CareCloud

$ in millions. See reconciliations of non-GAAP results in the Appendix

2025 Guidance

Revenue



$ in millions
$110.8
$111 - $114
FY 2024
FY 2025
Actual
Guidance
Range

Adjusted EBITDA



$ in millions
$24.1
$26 - $28
FY 2024
FY 2025
Actual
Guidance
Range

Net Income per Share



$0.10 - $0.13
($0.28)
FY 2024
FY 2025
Actual
Guidance
Range

CareCloud

Thank You!

Nasdaq Global Market: CCLD, CCLDP, CCLDO

Corporate
carecloud.com

Investor Relations
ir.carecloud.com

Stephen Snyder
ir@carecloud.com

Appendix

Non-GAAP Financial Measures Reconciliation

($000s) Adjusted EBITDA to GAAP net (loss) income	FY 2023	FY 2024	Q4 2023	Q4 2024
GAAP net (loss) income	**$ (48,674)**	**$ 7,851**	**$ (43,692)**	**$ 3,296**
(Benefit) provision for income taxes	(364)	160	(568)	41
Net interest expense	1,040	812	335	48
Foreign exchange / other expense	918	335	309	91
Stock-based compensation expense (benefit)	4,716	115	933	306
Depreciation and amortization	14,402	14,142	4,120	3,257
Transaction and integration costs	286	46	16	11
Goodwill impairment charges	42,000	-	42,000	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	1,105	596	675	91
Adjusted EBITDA	**$ 15,429**	**$ 24,057**	**$ 4,128**	**$ 7,141**

($000s) Net cash provided by operating activities to free cash flow	FY 2023	FY 2024	Q4 2023	Q4 2024
Net cash provided by operating activities	**$ 15,461**	**$ 20,642**	**$ 3,740**	**$ 5,229**
Purchases of property and equipment	(3,063)	(1,697)	(376)	(938)
Capitalized software and other intangible assets	(8,550)	(5,709)	(1,915)	(1,324)
Free cash flow	**$ 3,848**	**$ 13,236**	**$ 1,449**	**$ 2,967**
Net cash used in investing activities[(1)]	$ (11,613)	$ (7,406)	$ (2,291)	$ (2,262)
Net cash used in financing activities	$ (13,285)	$ (11,256)	$ (4,879)	$ (578)

[(1)] - Net cash used in investing activities includes purchases of property and equipment and capitalized software and other intangible assets, which is also included in our computation of free cash flow.

CareCloud